Exhibit (23)-1

                         CONSENT OF ERNST & YOUNG LLP,
                              INDEPENDENT AUDITORS


     We consent to the reference to our firm under the caption "Experts" in Amendment No. 1 to the Registration Statement on form S-4 on Form S-3 (Registration No. 33-63055) and related Prospectus of HEALTHSOUTH Corporation for the registration of 1,776,001 shares of its common stock and to the inclusion therein of our report dated March 1, 1995, except for Notes 2 and 17, as to which the date is June 13, 1995, with respect to the consolidated financial statements of HEALTHSOUTH Corporation for the periods indicated in the index to financial statements.




                                                  ERNST & YOUNG LLP



Birmingham, Alabama
November 22, 1995